Exhibit 99.1

Bancshares of Florida, Inc. Announces Pricing of Public Offering of 2,500,000 Shares of Common Stock

          NAPLES, Fla., May 10 /PRNewswire-FirstCall/ -- Bancshares of Florida, Inc. (Nasdaq: BOFL), a $620 million-asset multi-bank holding company based in Naples, Florida, announced today the pricing of its public offering of 2,500,000 shares of common stock at a price of $21.50 per share. In addition, the Company granted the underwriters a 30-day over-allotment option to purchase up to an additional 375,000 shares, at the offering price less the underwriting discount.  All of the shares sold in the offering will be newly issued by the Company and represent new financing.

          The managing underwriters of the offering are Raymond James & Associates, Inc., Allen & Company LLC, and Ryan Beck & Co., Inc.  A written prospectus relating to the offering may be obtained from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716.

          Bancshares of Florida, Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”), for the offering to which this press release relates. Before you invest, you should read the prospectus in that registration statement and any other documents relating to this offering that Bancshares of Florida, Inc. has filed with the SEC for more complete information about Bancshares of Florida, Inc. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at http://www.sec.gov . Alternatively, Bancshares of Florida, Inc. and any underwriter participating in this offering will arrange to send you the prospectus and this free writing prospectus if you so request by calling 239-254-2100.

          BANCSHARES OF FLORIDA, INC.

          Bancshares of Florida, Inc. (Nasdaq: BOFL, Newspaper listing: “BcshFla”) is a $620 million-asset multi-bank holding Company located in Naples, Florida. Bancshares is the parent company for Bank of Florida, Southwest, and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida, based in Fort Lauderdale, Florida; and Bank of Florida, Tampa Bay, based in Tampa, Florida, collectively referred to as the “Company.”  In addition, Bank of Florida, Fort Lauderdale, maintains a full-service banking facility in Boca Raton, Florida.  Investor information may be found on the Company’s web site, http://www.bankofflorida.com , by clicking on the “Investor Relations” tab.

          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above fact ors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward- looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contact:

Michael L. McMullan
President and CEO
(239) 254-2143

Tracy L. Keegan
Executive VP & CFO
(239) 254-2147

SOURCE     Bancshares of Florida, Inc.
     -0-                                                                                          05/10/2006
     /CONTACT:    Michael L. McMullan, President and CEO, +1-239-254-2143, or Tracy L. Keegan, Executive VP & CFO, +1-239-254-2147, both of Bancshares of Florida, Inc./
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     /Web site:  http://www.bankofflorida.com /